Exhibit 10.16

Execution Version

SHAREHOLDERS’ AGREEMENT

dated as of

December 28, 2010

among

DRIVETIME AUTOMOTIVE GROUP, INC.

ERNEST C. GARCIA II AND ELIZABETH JOANNE GARCIA,

THE ERNEST C. GARCIA III MULTI-GENERATIONAL TRUST,

THE BRIAN GARCIA MULTI-GENERATIONAL TRUST,

THE ERNEST IRREVOCABLE 2004 TRUST, AND

THE BRIAN IRREVOCABLE 2004 TRUST

and

RAYMOND C. FIDEL

SHAREHOLDERS’ AGREEMENT

AGREEMENT dated as of December     , 2010 among (i) DriveTime Automotive Group, Inc., a Delaware corporation (the “Company”), (ii) Ernest C. Garcia II and Elizabeth Joanne Garcia, the Ernest C. Garcia III Multi-Generational Trust, the Brian Garcia Multi-Generational Trust, the Ernest Irrevocable 2004 Trust and the Brian Irrevocable 2004 Trust (collectively, the “Principal Shareholder”), (iii) and Raymond C. Fidel (the “Management Shareholder”). “Principal Shareholder” and “Management Shareholder” shall each mean, if such entities or persons shall have Transferred any of their “Company Securities” to any of their respective “Permitted Transferees” (as such terms are defined below), such entities or persons and such Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of such entities or persons may be taken at the election of such entities or persons and such Permitted Transferees.

W I T N E S S E T H :

WHEREAS, pursuant to the Restricted Stock Agreements, the Management Shareholder will be acquiring securities of the Company;

WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Restricted Stock Agreements;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Restricted Stock Agreements, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Ownership” means, with respect to any Shareholder or group of Shareholders, and with respect to any class of Company Securities, the total amount of such class of Company Securities “beneficially owned” (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such Shareholder or group of Shareholders as of the date of such calculation, calculated on a Fully-Diluted basis.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Bylaws” means the Bylaws of the Company, as amended from time to time.

“Change in Control” has the meaning assigned to it in the Restricted Stock Agreements.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended from time to time.

“Common Shares” means shares of Common Stock.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any stock into which such Common Stock may thereafter be converted or changed.

“Company Securities” means (i) the Common Stock or (ii) such other class of stock of the Company as may be outstanding from time to time, provided that in no event shall the Company have more than one class of stock in accordance with the provisions of Section 1361(b) of the Internal Revenue Code of 1986, as amended.

“Effective Date” means December 31, 2010.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“First Public Offering” means the first Public Offering after the date hereof.

“Fully-Diluted” means, with respect to any class of Company Securities, all outstanding shares of such class and all shares issuable in respect of securities convertible into or exchangeable for shares of such class, all stock appreciation rights, options, warrants and other rights to purchase or subscribe for such Company Securities or securities convertible into or exchangeable for such Company Securities.

“Initial Ownership” means, with respect to any Shareholder and any class of Company Securities, the Aggregate Ownership of such class by such Shareholder as of the date hereof, or, in the case of any Person that shall become a party to this Agreement on a later date, as of such later date, in each case taking into account any stock split, stock dividend, reverse stock split or similar event.

“Other Shareholders” means all Shareholders other than the Principal Shareholder.

“Permitted Transferee” means such Person as would qualify both as a Permitted Transferee or Permitted Holder and as an S-Corp Permitted Transferee (to the extent the Company is an S-Corporation for U.S. federal income tax purposes) as such terms are defined in the Restricted Stock Agreements.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means an underwritten public offering of Registrable Securities of the Company, or any successor entity thereof, pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means, at any time, any Common Shares and any securities issued or issuable in respect of such Common Shares by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such Common Shares has been declared effective by the SEC and such Common Shares have been disposed of pursuant to such effective registration statement, (ii) such Common Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Common Shares not bearing the legend required pursuant to this Agreement and such Common Shares may be resold without subsequent registration under the Securities Act.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities.

“Restricted Stock Agreements” means the agreement or agreements pursuant to which the Company Securities were purchased or otherwise acquired by the Management Shareholder.

“Restriction Termination Date” means the earlier to occur of (i) the first anniversary of the First Public Offering, (ii) the fifth anniversary of the Effective Date and (iii) the date the Management Shareholder does not own any Company Securities.

“Rule 144” means Rule 144 and Rule 144A (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder” means at any time, any Person (other than the Company) who shall then be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Tag-Along Portion” means, for any Tag-Along Sale, that number of securities equal to the Aggregate Ownership of Common Shares by the Tagging Person immediately prior to such Transfer multiplied by a fraction, the numerator of which is the maximum number of Common Shares proposed to be Transferred by the Tag-Along Seller in such Tag-Along Sale and the denominator of which is the Aggregate Ownership of Common Shares by all Shareholders at such time; or

“Third Party” means a prospective purchaser(s) of Company Securities in an arm’s-length transaction from a Shareholder, other than a Permitted Transferee of such Shareholder.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Company	Preamble
Confidential Information	6.01(b)
Distribution in Kind	3.03
Exercise Notice	4.03(b)
Issuance Notice	4.03(a)
Lock-Up Period	5.02
Management Shareholder	Preamble
Maximum Offering Size	Section 5.01(b)
Piggyback Registration	5.01(a)
Principal Shareholder	Preamble
Pro Rata Share	4.03(a)
Representatives	6.01(b)
Shareholder	7.01(b)
Tag-Along Notice	4.01(a)
Tag-Along Notice Period	4.01(a)
Tag-Along Offer	4.01(a)
Tag-Along Response Notice	4.01(a)
Tag-Along Right	4.01(a)
Tag-Along Sale	4.01(a)
Tag-Along Seller	4.01(a)
Tagging Person	4.01(a)

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

CORPORATE GOVERNANCE

Section 2.01. Corporate Governance. Nothing in this Agreement shall grant to any Shareholder any rights to elect or remove directors or otherwise govern the affairs of the Company beyond such rights, if any, vested in such Shareholder by virtue of the Company’s Charter, Bylaws or applicable law; nor shall this Agreement be understood to constitute a voting agreement with respect to any Company Securities held by any Shareholder, nor does this Agreement create any fiduciary duties between the Shareholders.

ARTICLE 3

RESTRICTIONS ON TRANSFER

Section 3.01. General Restrictions on Transfer. (a) Each of the Principal Shareholder and Management Shareholder understands and agrees that the Company Securities held by it or him have not been registered under the Securities Act and are restricted securities under such Act and the rules and regulations promulgated thereunder. Each of the Principal Shareholder and the Management Shareholder agrees that it or he, as the case may be, shall not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, the terms and conditions of this Agreement and, with respect to the Management Shareholder, the Restricted Stock Agreements.

(b) Any attempt to Transfer any Company Securities not in compliance with this Agreement or the Restricted Stock Agreements shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted transfer.

Section 3.02. Legends. (a) In addition to any other legend that may be required, each certificate for Company Securities issued to any Shareholder shall bear a legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE RIGHTS IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.

(b) If any Company Securities shall cease to be Registrable Securities under clause (i) or clause (ii) of the definition thereof, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the first sentence of the legend required by Section 3.02(a) endorsed thereon. If any Company Securities cease to be subject to any and all restrictions on Transfer set forth in this Agreement and the Restricted Stock Agreements, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by Section 3.02(a) endorsed thereon.

Section 3.03. Permitted Transferees. Notwithstanding anything in this Agreement to the contrary, any Shareholder may at any time Transfer any or all of its Company Securities to one or more of its Permitted Transferees without the consent of the Board or any other Shareholder or group of Shareholders and without compliance with Sections 3.04, 3.05 and 4.01 so long as such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement in the form of Exhibit A attached hereto.

Section 3.04. Restrictions on Transfers by the Principal Shareholder. (a) Subject to Section 3.04(b), the Principal Shareholder shall not Transfer any of its Company Securities, except to one or more of its Permitted Transferees in accordance with Section 3.03 or as follows:

(i) in a Transfer made in compliance with Section 4.01,

(ii) in a Transfer to any institution qualified as tax-exempt under Section 501(c) of the Code,

(iii) in a Public Offering in connection with the exercise of its rights under Article 5,

(iv) in a Transfer in compliance with Rule 144 made at the conclusion of the Lock-up Period following the First Public Offering,

(v) in a secured loan transaction where the Principal Shareholder grants a security interest in all or part of the Common Stock held by the Principal Shareholder to secure a loan to the Principal Shareholder or Affiliate of the Principal Shareholder.

(b) The restrictions on Transfers set forth in Section 3.04(a) above shall terminate on the Restriction Termination Date.

Section 3.05. Restrictions on Transfers by the Management Shareholder. (a) Subject to Section 3.05(b), the Management Shareholder shall not Transfer any of his Company Securities, except to one or more of his Permitted Transferees in accordance with Section 3.03 or as follows:

(i) in a Transfer made in compliance with Articles 4 and 7 of the Restricted Stock Agreements,

(ii) in a Public Offering in connection with the exercise of his rights under Article 5,

(iii) in a Transfer in compliance with Rule 144 made at the conclusion of the Lock-up Period following the First Public Offering, or

(iv) following the Restriction Termination Date, to (A) any Third Party that is not deemed inappropriate by the Board or (B) any Third Party through a national securities exchange.

(b) The restrictions on Transfers set forth in Section 3.05(a) shall terminate on the Restriction Termination Date, provided that the Management Shareholder shall not Transfer any Company Securities to any Person deemed inappropriate by the Board (other than by Transfer in a Public Offering or through a national securities exchange). Notwithstanding the foregoing sentence, the restrictions on Transfers set forth in Section 3.05(a) shall not terminate with respect to any of the Management Shareholder’s Company Securities that shall have been pledged to the Company as security in connection with any indebtedness for borrowed money owed by the Management Shareholder to the Company, unless the proceeds from the sale of such Company Securities are applied to repay such indebtedness in full.

ARTICLE 4

TAG-ALONG RIGHTS; PREEMPTIVE RIGHTS

Section 4.01. Tag-Along Rights. (a) Subject to Section 4.02, if the Principal Shareholder (the “Tag-Along Seller”) proposes to Transfer for consideration, in a transaction otherwise permitted by Article 3, any number of any class of Company Securities in a single transaction or in a series of related transactions (a “Tag-Along Sale”),

(i) the Tag-Along Seller shall provide each Other Shareholder notice of the terms and conditions of such proposed Transfer (“Tag-Along Notice”) and offer each Tagging Person the opportunity to participate in such Transfer in accordance with this Section 4.01, and

(ii) each Other Shareholder may elect, at its option, to participate in the proposed Transfer in accordance with this Section 4.01 (each such electing Other Shareholder, a “Tagging Person”),

The Tag-Along Notice shall identify the number and class of Company Securities proposed to be sold by the Tag-Along Seller and all other Company Securities subject to the offer (“Tag-Along Offer”), the cash price or other consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by the proposed transferee to purchase Company Securities from the Shareholders in accordance with this Section 4.01.

From the date of its receipt of the Tag-Along Notice, each Tagging Person shall have the right (a “Tag-Along Right”), exercisable by notice (“Tag-Along Response Notice”) given to the Tag-Along Seller within 15 Business Days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in the proposed Transfer up to a number of Company Securities representing such Tagging Person’s Tag-Along Portion, provided that each Tagging Person shall be entitled to include in the Tag-Along Sale no more than its Tag-Along Portion of Company Securities and the Tag-Along Seller shall be entitled to include the number of Company Securities proposed to be Transferred by the Tag-Along Seller as set forth in the Tag-Along Notice (reduced, to the extent necessary, so that each Tagging Person shall be able to include its Tag-Along Portion) and such additional Company Securities as permitted by Section 4.01(d). Each Tag-Along Response Notice shall include wire transfer or other instructions for payment or delivery of the purchase price for the Company Securities to be sold in such Tag-Along Sale or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Company Securities pursuant to this Section 4.01(a) at the closing for such Tag-Along Sale against delivery to such Tagging Person of the consideration therefor. Each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Tag-Along Seller, with its Tag-Along Response Notice, the certificates representing the Company Securities of such Tagging Person to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Company Securities on the terms set forth in the Tag-Along Notice. Delivery of the Tag-Along Response Notice with such certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons, subject to the provisions of this Section 4.01 and Section 4.02.

If, at the end of a 90-day period after such delivery of such Tag-Along Notice (which 90-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days following receipt of the Tag-Along Notice by the Tag-Along Seller), the Tag-Along Seller has not completed the Transfer of all Company Securities proposed to be sold by the Tag-Along Seller and all Tagging Persons on substantially the same terms and conditions set forth in the Tag-Along Notice, the Tag-Along Seller shall (i) return to each Tagging Person the limited power-of-attorney and all certificates representing the Company Securities that such Tagging Person delivered for Transfer pursuant to this Section 4.01(a) and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Company Securities shall continue in effect.

(b) Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit to the Tagging Persons the total consideration for the Company Securities of the Tagging Persons Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notices, specify the manner of delivery of non-cash consideration, if any and (iii) promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

(c) If at the termination of the Tag-Along Notice Period any Other Shareholder shall not have elected to participate in the Tag-Along Sale, such Other Shareholder shall be deemed to have waived its rights under Section 4.01(a) with respect to the Transfer of its Company Securities pursuant to such Tag-Along Sale.

(d) If (i) any Other Shareholder declines to exercise its Tag-Along Rights or (ii) any Tagging Person elects to exercise its Tag-Along Rights with respect to less than such Tagging Person’s Tag-Along Portion, the Tag-Along Seller shall be entitled to Transfer, pursuant to the Tag-Along Offer, a number of additional Company Securities held by it equal to the number of Company Securities constituting, as the case may be, the Tag-Along Portion of such Other Shareholder or the portion of such Tagging Person’s Tag-Along Portion with respect to which Tag-Along Rights were not exercised.

(e) The Tag-Along Seller shall Transfer, on behalf of itself and each Tagging Person, the Company Securities subject to the Tag-Along Offer and elected to be Transferred on the terms and conditions set forth in the Tag-Along Notice within 90 days (or such longer period as extended under Section 4.01(a)) of delivery of the Tag-Along Notice, provided that the price payable in any such Transfer may exceed the price specified in the Tag-Along Notice by up to 10%.

(f) Notwithstanding anything contained in this Section 4.01, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing Company Securities and limited powers-of-attorney received by the Tag-Along Seller) or any other Person if the Transfer of Company Securities pursuant to Section 4.01 is not consummated for whatever reason. Whether to effect a Transfer of Company Securities pursuant to this Section 4.01 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

Section 4.02. Additional Conditions to Tag-Along Sales. Notwithstanding anything contained in Section 4.01, the rights and obligations of the Other Shareholders to participate in a Tag-Along Sale under Section 4.01 are subject to the following conditions:

(a) upon the consummation of such Tag-Along Sale, all of the Shareholders participating therein will receive the same form and amount of consideration per share, or, if any Shareholders are given an option as to the form and amount of consideration to be received, all Shareholders participating therein will be given the same option;

(b) no Other Shareholder shall be obligated to pay any expenses incurred in connection with any unconsummated Tag-Along Sale, and each Other Shareholder shall be obligated to pay only its pro rata share (based on the number of Company Securities Transferred) of expenses incurred in connection with a consummated Tag-Along Sale to the extent such expenses are incurred for the benefit of all Shareholders and are not otherwise paid by the Company or another Person;

(c) each Other Shareholder shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer, provided that no Other Shareholder shall be required to provide any representations or indemnities in connection with any Tag-Along Sale other than representations and indemnities concerning such Other Shareholder’s title to the Company Securities free and clear of any encumbrances and authority, power and right to enter into and consummate the Transfer without contravention of any law or material agreement, provided further that, if the Other Shareholders are required to provide any representations or indemnities in connection with such Transfer (other than representations and indemnities concerning each Other Shareholder’s title to the Company Securities and authority, power and right to enter into and consummate the Transfer without contravention of any law or material agreement), liability for misrepresentation or indemnity shall (as to such Other Shareholders) be expressly stated to be several but not joint and each Other Shareholder shall not be liable for more than its pro rata share (based on the number of Company Securities Transferred) of any liability for misrepresentation or indemnity, (ii) benefit from all of the same provisions of the definitive agreements as the Tag-Along Seller, and (iii) be required to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price.

Section 4.03. Preemptive Rights. (a) The Company shall give each Shareholder notice (an “Issuance Notice”) of any proposed issuance by the Company of any Company Securities at least 20 Business Days prior to the proposed issuance date. The Issuance Notice shall specify the price at which such Company Securities are to be issued and the other material terms of the issuance. Subject to Section 4.03(f) below, each Shareholder shall be entitled to purchase up to such Shareholder’s Pro Rata Share of the Company Securities proposed to be issued, at the price and on the terms specified in the Issuance Notice. “Pro Rata Share” means, with respect to a Shareholder, the fraction that results from dividing (i) such Shareholder’s Aggregate Ownership (immediately before giving effect to the issuance) of Common Stock by (ii) the Aggregate Ownership (immediately before giving effect to the issuance) of Common Stock by all Shareholders.

(b) Each Shareholder who desires to purchase any or all of its Pro Rata Share of the Company Securities specified in the Issuance Notice shall deliver notice to the Company (each an “Exercise Notice”) of its election to purchase such Company Securities within five Business Days of receipt of the Issuance Notice. The Exercise Notice shall specify the number (or amount) of Company Securities to be purchased by such Shareholder and shall constitute exercise by such Shareholder of its rights under this Section 4.03 and a binding agreement of such Shareholder to purchase, at the price and on the terms specified in the Issuance Notice, the number of shares (or amount) of Company Securities specified in the Exercise Notice. If, at the termination of such five-Business-Day period, any Shareholder shall not have delivered an Exercise Notice to the Company, such Shareholder shall be deemed to have waived all of its rights under this Section 4.03 with respect to the purchase of such Company Securities. Promptly following the termination of such five-Business Day period, the Company shall deliver to each Shareholder a copy of all Exercise Notices it received.

(c) If any Shareholder fails to exercise its preemptive rights under this Section 4.03 or elects to exercise such rights with respect to less than such Shareholder’s Pro Rata Share, the Company shall notify each other Shareholder who has delivered an Exercise Notice to exercise its rights to purchase its entire Pro Rata Share, that such Shareholder shall be entitled to purchase from the Company its pro rata portion (which means the fraction that results from dividing (i) such Shareholder’s Aggregate Ownership (immediately before giving effect to the issuance) of Common Stock by (ii) the Aggregate Ownership (immediately before giving effect to the issuance) of Common Stock of all Shareholders exercising in full their preemptive rights with respect to their respective Pro Rata Shares) of such Company Securities with respect to which a Shareholder shall not have exercised its preemptive rights. The Company shall continue to offer additional pro rata portions to Shareholders choosing to purchase their full pro rata portion of such Company Securities pursuant to this Section 4.03(c) until (i) all Company Securities proposed to be issued by the Company and with respect to which Shareholders were entitled to exercise their rights under this Section 4.03 have been purchased by Shareholders or (ii) all Shareholders have purchased the maximum number of Company Securities indicated in their respective Issuance Notice, whichever is earlier.

(d) The Company shall have 90 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities that the Shareholders have not elected to purchase at the price and upon terms that are not materially less favorable to the Company than those specified in the Issuance Notice, provided that, if such issuance is subject to regulatory approval, such 90-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days from the date of the Issuance Notice. If the Company proposes to issue any such Company Securities after such 90-day (or 180-day) period, it shall again comply with the procedures set forth in this Section 4.03.

(e) At the consummation of the issuance of such Company Securities, the Company shall issue certificates representing the Company Securities to be purchased by each Shareholder exercising preemptive rights pursuant to this Section 4.03 registered in the name of such Shareholder, against payment by such Shareholder of the purchase price for such Company Securities in accordance with the terms and conditions as specified in the Issuance Notice.

(f) Notwithstanding the foregoing, no Shareholder shall be entitled to purchase Company Securities as contemplated by this Section 4.03 in connection with issuances of Company Securities (i) to employees of the Company or any Subsidiary pursuant to employee benefit plans or arrangements approved by the Board (including upon the exercise of employee stock options granted pursuant to any such plans or arrangements), (ii) in connection with any bona fide, arm’s-length restructuring of outstanding debt of the Company or any Subsidiary, (iii) in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction or (iv) pursuant to the First Public Offering. The Company shall not be obligated to consummate any proposed issuance of Company Securities, nor be liable to any Shareholder if the Company has not consummated any proposed issuance of Company Securities pursuant to this Section 4.03 for whatever reason, regardless of whether it shall have delivered an Issuance Notice or received any Exercise Notices in respect of such proposed issuance.

(g) Any Shareholder may offer to finance or arrange to finance the purchase by any other Shareholder of such other Shareholder’s Pro Rata Share of Company Securities pursuant to this Section 4.03. Such financing or arranging Shareholder shall be entitled to receive as compensation for such services reasonable and customary fees and expenses. No Shareholder shall be obligated to provide or arrange such financing for any other Shareholder.

(h) The provisions of this Section 4.03 shall terminate upon the consummation of the First Public Offering.

ARTICLE 5

REGISTRATION RIGHTS

Section 5.01. Piggyback Registration. (a) If the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8, S-4 or F-4, or any successor forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice at least 30 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder’s rights under this Section 5.01 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 5.01(b). Upon the request of any such Shareholder made within 15 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use its reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that (i) if such registration involves an underwritten Public Offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to the Company or the Principal Shareholder, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 5.01(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b) If a Piggyback Registration involves an underwritten Public Offering and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Shareholders intend to include in such registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size, and

(ii) second, all Registrable Securities requested to be included in such registration by any Shareholders pursuant to Section 5.01 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each).

Section 5.02. Lock-Up Agreements. If any registration of Registrable Securities shall be effected in connection with a Public Offering, neither the Company nor any Shareholder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Company Securities or other security of the Company (except as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 180 days (such period, the “Lock-Up Period” for the applicable registration statement).

Section 5.03. Participation in Public Offering. No Shareholder may participate in any Public Offering hereunder unless such Shareholder (a) agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and the Principal Shareholder and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 5.04. Indemnification. Indemnification of the type generally given in public offerings of securities shall be given by the Company and each Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 5.05. Cooperation by the Company. If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.

Section 5.06. No Transfer of Registration Rights. None of the rights of Shareholders under this Article 5 shall be assignable by any Shareholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144.

ARTICLE 6

CERTAIN COVENANTS AND AGREEMENTS

Section 6.01. Confidentiality. (a) Each Shareholder agrees that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with such Shareholder’s investment in the Company. Each Shareholder agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose. Each Shareholder further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i) to such Shareholder’s Representatives in the normal course of the performance of their duties or to any financial institution providing credit to such Shareholder,

(ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject, provided that such Shareholder agrees to give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Shareholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation)),

(iii) to any Person to whom such Shareholder is contemplating a Transfer of its Company Securities, provided that such Transfer would not be in violation of the provisions of this Agreement and such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement consistent with the provisions hereof,

(iv) to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement (including all materials of any kind, such as opinions or other tax analyses that the Company, its Affiliates or its Representatives have provided to such Shareholder relating to such tax treatment and tax structure), provided that the foregoing does not constitute an authorization to disclose the identity of any existing or future party to the transactions contemplated by this Agreement or their Affiliates or Representatives, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, or

(v) if the prior written consent of the Board shall have been obtained.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.

(b) “Confidential Information” means any information concerning the Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Persons in the possession of or furnished to any Shareholder (including by virtue of its present or former right to designate a director of the Company), provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its directors, officers, employees, stockholders, members, partners, agents, counsel, investment advisers or other representatives (all such persons being collectively referred to as “Representatives”) in violation of the Restricted Stock Agreements or this Agreement, (ii) was available to such Shareholder on a non-confidential basis prior to its disclosure to such Shareholder or its Representatives by the Company or (iii) becomes available to such Shareholder on a non-confidential basis from a source other than the Company after the disclosure of such information to such Shareholder or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not, to the best of such Shareholder’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

Section 6.02. Limitations on Subsequent Registration Rights. The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company (a) that would allow such holder or prospective holder to include such securities in any Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Shareholders included therein or (b) on terms otherwise more favorable than this Agreement.

Section 6.03. Affiliate Transactions. Both parties acknowledge and agree that the Principal Shareholder shall not engage in transactions with Affiliates, the effect of which would be to enrich the Principal Shareholder at the expense of the Management Shareholder. To affect this intent, the Company shall not, and shall not permit any of its Subsidiaries to, subsequent to the date of execution of this Agreement, enter into any contract to sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase, lease or otherwise acquire any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate of the Company, any Shareholder or any “Associate” of any Shareholder (within the meaning of Rule 12b-2 under the Exchange Act), unless such transaction is on terms that are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person, as determined by the Board. This Section 6.03 shall not affect any agreements between or among the Principal Shareholder, Affiliates or Associates and the Company or any Affiliates of the Company existing prior to, or in effect as of, the date of this Agreement.

Section 6.04. Conflicting Agreements. The Company and each Shareholder represents and agrees that it shall not (a) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, (b) enter into any agreement or arrangement of any kind with any Person with respect to any Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities or (c) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Securities in any manner that is inconsistent with the provisions of this Agreement.

ARTICLE 7

MISCELLANEOUS

Section 7.01. Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Shareholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Section 5.04 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Company Securities and (ii) Sections 6.01, 7.02, 7.05, 7.06, 7.07 and 7.08).

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that any Person acquiring Company Securities that is required or permitted by the terms of this Agreement or any employment agreement or stock purchase, option, stock option or other compensation plan of the Company or any Subsidiary to become a party hereto shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Shareholder”.

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 7.02. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company to:

DriveTime Automotive Group, Inc.

4020 East Indian School Road

Phoenix, Arizona 85018

Attention: General Counsel

Fax: (602) 852-6720

with a copy to the Principal Shareholder at the same address;

if to the Management Shareholder to:

Raymond C. Fidel

Address: 5901 E. Calle del Norte

                Phoenix, AZ 85018

Fax:         602-852-6632

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

Any Person that becomes a Shareholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Shareholder.

Section 7.03. Waiver; Amendment; Termination. (a) Subject to Section 7.03(b), no provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing executed by the Company with approval of the Board, the Principal Shareholder and the Managing Shareholder. In addition, any party may waive any provision of this Agreement with respect to itself by an instrument in writing executed by the party against whom the waiver is to be effective.

(b) In addition, any amendment, waiver or modification of any provision of this Agreement that would adversely affect the Principal Shareholder may be effected only with the consent of the Principal Shareholder.

(c) This Agreement shall terminate on the fifth anniversary of the date hereof unless earlier terminated.

Section 7.04. Fees and Expenses. The Company shall pay all out-of-pocket costs and expenses of the Principal Shareholder and the Management Shareholder, including the reasonable fees and expenses of counsel, incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby and all matters related hereto.

Section 7.05. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, without regard to the conflicts of laws rules of such state.

Section 7.06. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any Arizona State court sitting in Phoenix, Arizona, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Arizona, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.02 shall be deemed effective service of process on such party.

Section 7.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.08. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 7.09. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 7.10. Entire Agreement. This Agreement and the Restricted Stock Agreements constitute the entire agreement among the parties hereto and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 7.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DRIVETIME AUTOMOTIVE GROUP, INC.

By:	/s/ Jon D. Ehlinger
Name: Jon D. Ehlinger
Title: Secretary, EVP

[Signature Page to Shareholders’ Agreement]

PRINCIPAL SHAREHOLDER

ERNEST C. GARCIA II

By:	/s/ Ernest C. Garcia
Name: Ernest C. Garcia

ELIZABETH JOANNE GARCIA

By:	/s/ Elizabeth Joanne Garcia
Name: Elizabeth Joanne Garcia

ERNEST C. GARCIA III MULTI-GENERATIONAL TRUST

By:	/s/ Steven P. Johnson
Name: Steven P. Johnson
Title: Trustee

BRIAN GARCIA MULTI-GENERATIONAL TRUST

By:	/s/ Steven P. Johnson
Name: Steven P. Johnson
Title: Trustee

ERNEST IRREVOCABLE 2004 TRUST

By:	/s/ Steven P. Johnson
Name: Steven P. Johnson
Title: Trustee

BRIAN IRREVOCABLE 2004 TRUST

By:	/s/ Steven P. Johnson
Name: Steven P. Johnson
Title: Trustee

[Signature Page to Shareholders’ Agreement]

MANAGEMENT SHAREHOLDER

By:	/s/ Raymond C. Fidel
Name: Raymond C. Fidel

[Signature Page to Shareholders’ Agreement]

EXHIBIT A

JOINDER TO SHAREHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholders’ Agreement dated as of December     , 2010 (as amended, amended and restated or otherwise modified from time to time, the “Shareholders’ Agreement”) among DriveTime Automotive Group, Inc., Ernest C. Garcia II, Elizabeth Joanne Garcia, the Ernest C. Garcia III Multi-Generational Trust, the Brian Garcia Multi-Generational Trust, the Ernest Irrevocable 2004 Trust and the Brian Irrevocable 2004 Trust and Raymond C. Fidel, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders’ Agreement as of the date hereof and shall have all of the rights and obligations of a “Shareholder” thereunder as if it had executed the Shareholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                          ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices: